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EXHIBIT 10.8

                               SEMELE GROUP, INC.
                         DIRECTOR STOCK OPTION AGREEMENT
                          DIRECTOR OPTION GRANT PROGRAM

      THIS OPTION AGREEMENT is made as of the 30th day of December, 1997 by and between Semele Group, Inc. (the "Company"), and Joseph W. Bartlett (the "Optionee"). All definitions contained in the Semele Group, Inc. Amended 1994 Executive and Director Stock Option Plan (the "Plan") are hereby incorporated by reference and shall have the same meanings in this Agreement as are contained in the Plan.

      WHEREAS, the Optionee is a director of the Company, and by affording an opportunity to purchase Shares, the Company desires to provide additional motivation to the Optionee to achieve long-term growth in stockholder equity;

      NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows:

      1. Grant of Option. Subject to the terms and conditions of the Plan and this Option Agreement, the Company hereby grants to the Optionee the option to purchase 50,000 shares of the Company's Common Stock (the "Shares"). The Options granted hereunder are designated as nonqualified stock options and the Options are not incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as may be amended (the "Code").

      2. Purchase Price. The price per share which Shares may be acquired on exercise shall be $0.925, which is not less than one hundred percent (100%) of the Fair Market Value of a share of the Company's Common Stock on the date hereof.

      3. Exercise Schedule. Subject to becoming exercisable earlier as provided in the Plan and subject to the provisions of Section 4 of this Agreement, the Options granted hereunder shall vest and be exercisable in installments as follows: (i) to the extent of 50.0% of the number of Shares commencing on the first anniversary of the date of grant; and (ii) to the extent of 50.0% of the number of Shares commencing on the second anniversary of the date of grant; provided, however, that if the Optionee shall die or become permanently or totally disabled or retire in accordance with the Company's retirement procedures, then all Options granted hereunder shall become immediately exercisable.

      4. Period and Cancellation. The exercise period of each Option shall terminate ten years and one day from the date of grant, unless sooner terminated as provided in this Option Agreement or under the Plan. The exercise period of each Option shall also terminate if the Optionee ceases to be a director of the Company except if:
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            (i) the Optionee ceases to be a director of the Company due to: (a)
      the death or permanent and total disability of the Optionee; or (b) the expiration of the director's term in office after the director attains his 75th birthday; then any unexercised Options to acquire Shares will become exercisable, as of the date of death, disability or retirement and may be exercised by the Optionee, the Optionee's legal representative or the Optionee's beneficiary(ies), as the case may be, at any time within one year in the case of (a) and 90 days in the case of (b);

            (ii) the Optionee ceases to be a director of the Company due to any reason other than as described in subsection (i) above, any unexercised Options which have been vested pursuant to the terms of this Option Agreement and the Plan on or before the last date the Optionee is a director of the Company must be exercised by the Optionee, his legal representative or his beneficiary(ies) within 30 days after the last date the Optionee is a director of the Company; and

            (iii) the Optionee ceases to be a director of the Company due to a reason described in subsection (i) above (other than death) and the Optionee dies prior to the expiration of the applicable exercise period set forth therein, the Options may be exercised by his legal representative or his beneficiary(ies) within the remainder of the period that would have been applicable to the Optionee prior to the Optionee's death.

      Termination of the exercise period shall result in termination and cancellation of the Options. For purposes of this Option Agreement, "disability" of the Optionee shall be deemed to have occurred if the Optionee has suffered permanent and total physical or mental illness, injury or infirmity of such a nature, degree or effect as to render the Optionee substantially unable to serve as a director. The remaining members of the Board shall determine, according to the facts then available to them, whether and when disability has occurred, and the date of disability shall be the date of any such determination.

      5. Method of Option Exercise. The Optionee shall exercise Options by delivering written notice of intent to exercise to the Company's Chief Operating Officer at the Company's principal office located at One Canterbury Green, 8th Floor, 201 Broad Street, Stamford, CT 06901 (or the office which is the successor main office or which is otherwise designated as the office to which notice is to be given as the Board may direct). Each notice shall: (i) state the Optionee's election to exercise the Option and the number of Shares in respect of which the Option is being exercised; (ii) be signed by the person or persons exercising the Option; (iii) be accompanied by proof, reasonably satisfactory to the Company's Chief Operating Officer, of the right of that person or persons to exercise the Option if the Option is being exercised by any person or persons other than the Optionee; and (iv) be accompanied by payment, in cash or Shares. An Option shall not have been exercised unless all the preceding provisions of this paragraph shall have been complied with and, for all purposes of this Option Agreement, the date of the exercise of the Option with respect to any particular Shares shall be the date on which the notice, proof (if required) and payment shall all have been received by the Chief Operating Officer. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered to or upon the written order of the person or persons exercising the Option as soon as practicable after receipt by the Chief Operating Officer of the notice, proof (if required)
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and payment. Delivery of the certificate shall be made at the place designated by the Optionee in the written notice of intent to exercise.

      6. No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to Shares covered by the Option until the date of issuance of a stock certificate for the Shares; no adjustment for cash dividends, or otherwise, shall be made if the record date therefor is prior to the date of exercise of the Option.

      7. Requirements of Law. The Company may issue or deliver certificates for Shares prior to: (i) listing of the Shares on any stock exchange on which the Shares may then be listed; or (ii) registering or qualifying the Shares under federal or state law; provided, however, the Company shall not issue or deliver certificates for Shares prior to the Optionee tendering to the Company those documents or payments as the Board may deem necessary to satisfy any applicable withholding obligation for the Company to obtain a deduction on its federal, state or local tax return with respect to the exercise of an Option. If the disposition of Shares acquired on exercise of any Option is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act") and is not otherwise exempt from registration, (i) the acquired Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder; (ii) on demand by the Board, the individual exercising an Option shall state in writing, as a condition precedent to each exercise, that the Optionee is acquiring the Common Stock for investment only and not for resale or with a view to distribution; and (iii) any certificates for Shares issued under this Section 7 shall bear the following or similar legend:

            The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for sale or transfer.

      8. Cause to be Registered Under the Act. The Board may, in its discretion, register the Shares acquired by the Optionee under the Securities Act. Further, if at any time the Company proposes to register any of its equity securities under the Securities Act, whether or not for its own account, and there exist Shares which cannot be sold under an existing registration statement or Rule 144(k) (or any similar provision then enforced), then the Company shall give written notice of the proposed filing to the holder of the Shares at least 20 days before the anticipated filing date. This notice shall offer the holder the opportunity to register the Shares. The Company shall register all Shares with respect to which the Company has received a written request for inclusion therein within 15 business days after notice has been duly given to the applicable holder. The holder of restricted Shares shall be permitted to withdraw all or any part of the restricted Shares from this registration at any time prior to the effective date of the registration.

      9. Non-transferability. The Option shall not be assigned, transferred (except as herein provided), pledged, or hypothecated in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution. The Option is exercisable during an Optionee's lifetime only by the Optionee or the appointed guardian or legal
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representative of the Optionee, and no Option shall be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option shall be null and void and without effect. The Company shall have the right to terminate the Option upon any assignment, transfer, pledge, hypothecation, other disposition of the Option, or levy of attachment or similar process, by notice to that effect to the person then entitled to exercise the Option; provided, however, that termination of the Option hereunder shall not prejudice any rights or remedies which the Optionee or the Company may have under this Option Agreement or otherwise.

      10. Changes in Company's Capital Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      11. Board Action Final. Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation or construction of this Option Agreement or the Plan shall be determined by the Board. Any such determination made hereunder shall be final, binding, and conclusive for all purposes.

      12. Plan Controlling. This Option Agreement is executed pursuant to the provisions of the Plan and is subject to all of the provisions of the Plan which shall be controlling.

      13. Successors and Assigns. This Option Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Optionee or his beneficiary and all rights granted to the Company hereunder or as stipulated in the Plan shall be binding upon the Optionee's or the beneficiary's heirs, legal representatives and successors.

      14. Choice of Law. This Option Agreement shall be construed and enforced according to the internal laws of the State of Delaware.

      IN WITNESS WHEREOF, Company has caused this Option Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his hand and seal, as of the day and year first above written.

                                   SEMELE GROUP, INC.


                              By:___________________________________


                              Its:__________________________________
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                              ______________________________________
                              (Optionee)